UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2004

                           ORTHOFIX INTERNATIONAL N.V.
               (Exact name of registrant as specified in charter)


NETHERLANDS ANTILLES                 0-19961                 N/A
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)


7 Abraham de Veerstraat, Curacao, Netherlands Antilles
(Address of principal executive offices)                     (Zip Code)


     Registrant's telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement
           ------------------------------------------

     As of September 30, 2004, Colgate Medical Ltd. ("Colgate"), an indirect wholly owned subsidiary of Orthofix International N.V. ("Orthofix"), entered into an amendment (the "First Amendment") to the Credit Agreement, dated as of December 30, 2003 (as so amended, the "Credit Agreement"), among Colgate, Orthofix and certain of its subsidiaries, the lenders party thereto, and Wachovia Bank, National Association ("Wachovia"), as administrative agent. Orthofix and certain of its subsidiaries are parties to the First Amendment as guarantors. The First Amendment reduces the interest rate applicable to borrowings under the Credit Agreement. At the same time as entering into the First Amendment, Colgate has made a voluntary prepayment of $10,350,000 on the borrowings under the Credit Agreement.

     Wachovia and its affiliates provide other services to Orthofix.


     The First Amendment is attached hereto as Exhibit 10.1. The Credit Agreement dated as of December 30, 2003 was filed as Exhibit 10.3 to a Form 8-K filed on January 8, 2004.

Item 9.01. Financial Statements and Exhibits
           ---------------------------------

    (c)  Exhibits


Exhibit 10.1 First Amendment to Credit Agreement, dated as of September 30, 2004, among Colgate Medical Ltd., as borrower, Orthofix International N.V. and certain of its subsidiaries as guarantors, the lenders parties thereto, and Wachovia Bank, National Association, as administrative agent.


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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ORTHOFIX INTERNATIONAL N.V.

                                           By: /S/ THOMAS HEIN
                                           -------------------------------------
                                           Name:  Thomas Hein
                                           Title: Chief Financial Officer



Date: October 6, 2004


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